Exhibit 99.1

 Advanced BioPhotonics Appoints Vice President of Business Development

    BOHEMIA, N.Y.--(BUSINESS WIRE)--Jan. 12, 2006--Advanced BioPhotonics Inc. (OTCBB: ABPH) (Frankfurt/FSE: YP2), a developer of next-generation medical imaging applications using advanced infrared technology announced today the hiring of Robert Ellis as Senior Vice President, Business Development. Mr. Ellis will be responsible for directing the company's commercialization efforts.
    "I have known Bob for over 10 years and we have worked together in the past," said Denis O'Connor, CEO of Advanced BioPhotonics. "With his extensive background in medical imaging sales, marketing and clinical trial management in both domestic and international markets, he is ideally suited to the challenges facing Advanced BioPhotonics as we commercialize our technology."
    Mr. Ellis has more than 25 years of experience in clinical radiology and the diagnostic imaging industry. He has held executive leadership positions at GE Medical Systems and Sony Electronics. He was also the Administrative Director for the Hitchcock Clinic at The Dartmouth Hitchcock Medical Center and a faculty Instructor in the Department of Community and Family Medicine at Dartmouth Medical School.
    "This is a very exciting time to be joining the team at Advanced BioPhotonics," said Mr. Ellis. "The basic research is in place and I look forward to moving the company into commercial sales and I am confident about our success in targeted applications."
    The BioScanIR(R) System is a functional medical imaging modality that provides a fast, non-invasive, radiation free method for detecting and managing a wide variety of diseases that affect blood perfusion -- such as cancer and vascular disease -- by detecting minute changes temperature based on the pattern of infrared photon emissions over time. The detector technology used in the system, known as a Quantum Well Infrared Photodetector (QWIP), was originally developed for the Department of Defense by NASA's Jet Propulsion Laboratory. The Company owns an exclusive, worldwide license to use the technology for biomedical applications.

    About Advanced BioPhotonics

    Advanced BioPhotonics Inc., headquartered in Bohemia, New York, is a leading developer of functional medical imaging applications using advanced infrared technology for the observation and measurement of changes of photonic activity within tissue. Advanced BioPhotonics provides imaging technology for clinicians and researchers for, disease detection and disease management and drug discovery applications.
    Advanced BioPhotonics' mission is to improve the quality and cost-effectiveness of healthcare services and research through identifying, acquiring and adapting high-resolution infrared technology for biomedical applications. For more information about the Company and its technology, please visit: http://www.advancedbp.com/.

    This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, the ability of the Company to develop effective new products and receive governmental approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.



    CONTACT: Advanced BioPhotonics Inc.
             Denis O'Connor, 631-244-8244, Ext. 102
             doconnor@advancedbp.com
             http://www.advancedbp.com/